UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 8, 2012 (March 5, 2012)

DRAVCO MINING INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50664	88-474904
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

Unit 404 - #101 – 1865 Dilworth Drive
Kelowna, British Columbia
Canada   V1Y 9T1
(Address of principal executive offices and Zip Code)

1-888-437-5268
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Exhibit 99.1

ITEM 7.01         REGULATION FD DISCLOSURE

On March 8, 2012, Dravco Mining Inc. (the “Company”) issued a press release pertaining to a non-binding letter of intent with Paradox Basin Resources Corp., and the retention of Global Arena Capital Corp. as financial advisors of the Company.   A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01         OTHER MATTERS

On March 5, 2012, we entered into a non-exclusive agreement with Global Capital Arena Corp. (“Global”), an SEC, FINRA registered broker-dealer to assist us with capital formation.  Under the agreement we are obligated to pay Global a 10% commission on all funds raised.

On March 7, 2012, we entered into a non-binding letter of intent with Paradox Basin Resources Corp. (“PBRC”), wherein we will purchase all of the issued and outstanding common stock of PBRC in consideration of issuing 36,380,000 restricted shares of common stock to the current PBRC shareholders and an aggregate of 4,115,666 warrants to PBRC warrant which will be outstanding at closing.  Further, we are obligated to raise $6,000,000.  The foregoing is subject to the execution of a definitive agreement.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

Exhibit No.	Document Description

99.1	Press Release issued March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 8th day of March 2012.

DRAVCO MINING INC.

BY: RODNEY LOZINSKI
Rodney Lozinski, President, Principal Executive Officer and sole member of the board of directors